PAGE 1
                  SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.

                               FORM S-1
                       IDS INVESTORS CERTIFICATE


                  POST-EFFECTIVE AMENDMENT NO. 11 TO
                 REGISTRATION STATEMENT NO. 33-26844
                                 UNDER
                      THE SECURITIES ACT OF 1933


                        IDS CERTIFICATE COMPANY
          (Exact name of registrant as specified in charter)

                             DELAWARE
    (State or other jurisdiction of incorporation or organization)

                               6725
       (Primary Standard Industrial Classification Code Number)

                            41-6009975
                 (I.R.S. Employer Identification No.)

          IDS Tower 10, Minneapolis, MN 55440, (612) 671-3131
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Bruce A. Kohn IDS Tower 10, Minneapolis, MN 55440-0010,
                         (612) 671-2221
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

The Registrant has registered an indefinite number of certificates under the Securities Act of 1933 pursuant to Section 24-f of the Investment Company Act of 1940. Registrant's Rule 24f-2 Notice for its most recent fiscal year (December 31) will be filed on or about February 28, 1996.

PAGE 2
               PART I. CROSS REFERENCE SHEET FOR PROSPECTUS
                          PURSUANT TO RULE 404(c)
                         IDS INVESTORS CERTIFICATE
                              AND VARIATIONS



Item                            Caption in
Number                          Prospectus

Item 1. Forepart of the
Registration Statement
and Outside Front Cover
Page of Prospectus.


Item 2. Inside Front and        Where to Get Information
Outside Back Cover Pages        about the Issuer.  Table of
of Prospectus.                  Contents.

Item 3. Summary Informa-        Table of Contents.
tion, Risk Factors
and Ratio of Earnings
to Fixed Charges.

Item 4. Use of Proceeds.        Invested and Guaranteed By
                                the Issuer; Government
                                Regulation; Investment
                                Policies.

Item 5. Determination of        Not Applicable.
Offering Price.

Item 6. Dilution.               Not Applicable.

Item 7. Selling Security        Not Applicable.
Holders

Item 8. Plan of                 How Your Money
Distribution.                   is Managed.


Item 9. Description of          About the Certificate;
Securities to Be                Tax Treatment of Your
Registered.                     Investment; Investment
                                Policies.

Item 10. Interests of           Not Applicable.
Named Experts and Counsel.

PAGE 3
                    PART I. CROSS REFERENCE SHEET FOR PROSPECTUS
                            PURSUANT TO RULE 404(c) (Continued)




Item                            Caption in
Number                          Prospectus

Item 11. Information with       About the Certificate; How to
Respect to the Registrant.      Invest and Withdraw Funds.

Item 12. Disclosure of          How Your Money is Used and
Commission Position on          Protected; How Your Money
Indemnification for             is Managed.
Securities Act Liabilities.

PAGE 4
IDS Investors Certificate
Prospectus
April 24, 1996

IDS Investors Certificates are issued by IDS Certificate Company (the Issuer). The IDS Investors Certificate is a security purchased with a single investment. You may purchase this certificate by selecting a term of 1, 2, 3, 6, 12, 24 or 36 months, and an initial investment of at least $100,000 but not more than $5 million (unless you receive prior authorization to invest more), exclusive of interest. Your principal and interest are guaranteed by the Issuer. The Issuer guarantees a fixed rate of interest depending upon the term you select. You may invest in successive terms up to a total of 20 years from the issue date of the certificate. Your interest rate will be determined as described in "About the certificate."

This prospectus describes IDS Investors Certificate issued by the Issuer and distributed by American Express Financial Advisors Inc. American Express Bank International (AEBI) has an arrangement with American Express Financial Advisors Inc. under which the certificate is offered to AEBI's clients who are neither citizens nor residents of the United States, and to certain U.S. trusts.
The certificate is currently available through AEBI offices located in Florida and New York. The certificate is also available to certain clients of Coutts & Co (USA) International (Coutts) through its office in California.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus describes terms and conditions of your IDS Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Investors Certificate as described in the prospectus, or to bind the Issuer by any statement not in it.

THIS CERTIFICATE IS NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED
OR ENDORSED BY, ANY BANK OR OTHER ENTITY, AND IS NOT FEDERALLY
INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL
RESERVE BOARD, OR ANY OTHER AGENCY.

Issuer:  IDS Certificate Company
IDS Tower 10
Minneapolis, MN  55440-0010
1-800-437-3133 (toll free)
PAGE (612) 671-3800

(Minneapolis/St. Paul area)

TTY numbers:
1-800-846-4293 (toll free) or
(612) 671-1630 (Minneapolis/St. Paul area)
PAGE 5
Distributor:
American Express Financial Advisors Inc.
IDS Tower 10
Minneapolis, MN  55440-0010

Selling Agents:
American Express Bank International
American Express Tower
World Financial Center
New York, NY   10285-2300

Coutts & Co (USA) International
421 North Rodeo Drive
Penthouse 1
Beverly Hills, CA  90210-4539

Where to get information about the Issuer

The Issuer is subject to the reporting requirements of the Securities Exchange Act of 1934. Reports and other information on the Issuer are filed with the Securities and Exchange Commission
(SEC). Copies can be obtained from the Public Reference Section of the SEC, 450 5th St. NW, Washington, DC 20549, at prescribed rates. Or you can inspect and copy information in person at the SEC's Public Reference Section and at the following regional offices:

Northeast Regional Office
7 World Trade Center
Suite 1300
New York, NY  10048

Midwest Regional Office
Northwestern Atrium Center
500 West Madison Street
Suite 1400
Chicago, IL  60611

Pacific Regional Office
5670 Wilshire Blvd.
11th Floor
Los Angeles, CA  90036

Initial Interest Rates

The Issuer guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates generally referred to as the London Interbank Offered Rates (LIBOR) as explained under "About the certificate."
PAGE 6

Here are the interest rates in effect on the date of this prospectus, April 24, 1996*:

                        Actual
            Simple      Compound        Effective
            Interest    Yield for       Annualized
Term        Rate*       the Term **     Yield ***

 1 month
 2 month
 3 month
 6 month
12 month
24 month
36 month

  * These are the rates for investments of $1 million. Rates may depend on factors described in "Rates for new purchases" under "About the certificate."
 ** Assuming monthly compounding for the number of months in the term and a $1 million purchase.
*** Assuming monthly compounding for 12 months and a $1 million purchase.

These rates may or may not be in effect when you apply to purchase your certificate. Rates for future terms are set at the discretion of the Issuer and may also differ from the rates shown here.

The Issuer reserves the right to issue other securities with different terms.

PAGE 7
Contents

Table of Contents

About the certificate

Investment amounts and terms
Face amount and principal
Value at maturity
Receiving cash during the term
Interest
Rates for new purchases
Rates for future terms
Additional investments

How to invest and withdraw funds

Buying your certificate
Full and partial withdrawals
When your certificate term ends
Transferring certificate ownership
Giving instructions and written notification
Purchases by bank wire

Tax treatment of your investment

Withholding taxes
Estate tax
Trusts

How your money is used and protected

Invested and guaranteed by the Issuer
Regulated by government
Backed by our investments
Investment policies

How your money is managed

Relationship between the Issuer and American Express Financial
   Corporation
Capital structure and certificates issued
Investment management and services
Distribution
Selling agreement with AEBI and Coutts
Employment of other American Express affiliates
Directors and officers
Auditors
About American Express Bank International
About American Express Company
Additional information about IDS Investors certificate

Annual financial information

Summary of selected financial information
Management's discussion and analysis of
  financial condition and results of operations
Report of independent auditors
PAGE 8
Financial statements

Notes to financial statements

PAGE 9
About the certificate

Investment amounts and terms

You may purchase the IDS Investors Certificate with an initial payment of at least $100,000 payable in U.S. currency. Unless you receive prior authorization, your total amount paid in any one or more certificates, in the aggregate over the life of the certificate, less withdrawals, cannot exceed $5 million.

After determining the amount you wish to invest, you select a term of 1, 2, 3, 6, 12, 24 or 36 months for which the Issuer will guarantee a specific interest rate. The Issuer guarantees the principal of your certificate. At the end of the term, you may have interest earned on the certificate during its term credited to your certificate or paid to you. Investments in the certificate may continue for successive terms up to a total of 20 years from the issue date of the certificate. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal
for the new term.   A withdrawal at any other time is taken first
from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals Face Amount (initial investment)

plus At the end of a term, interest credited to your account during the term

minus   Any interest paid to you in cash

plus    Any additional investments to your
        certificate

minus   Any withdrawals, fees and applicable
        penalties

Principal may change during a term as described in "Full and partial withdrawals."

For example: Assume your initial investment (face amount) of $500,000 earned $7,500 of interest during the term. You have not taken any interest as cash or made any withdrawals. You have invested an additional $250,000 prior to the beginning of the next term. Your principal for the next term will equal:

PAGE 10
     $500,000  face amount (initial investment)
plus    7,500  interest credited to your account
minus          (0)  interest paid to you in cash
plus  250,000  additional investment to your certificate
minus          (0)  withdrawals and applicable penalties or fees
     $757,500  PRINCIPAL AT THE BEGINNING OF THE NEXT TERM

Value at maturity

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, the value of your certificate will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to invest and withdraw funds."

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply.

Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "Full and partial withdrawals" under "How to invest and withdraw funds."

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date). Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The Issuer declares and guarantees a fixed rate of interest for each term during the life of your certificate.  We calculate the amount of interest you earn each certificate month by:

o applying the interest rate then in effect to your balance each day
o adding these daily amounts to get a monthly total
o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

Rates for new purchases

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. The Issuer guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to PAGE 11 as the London Interbank Offered Rates (LIBOR). For investments of
$1 million or more, initial rates for specific terms are determined as follows:

1 month Within a range of 80 basis points below to 20 basis points above the 1-month LIBOR rate.

2 months Within a range of 80 basis points below to 20 basis points above the 1-month LIBOR rate. (A 2-month LIBOR rate is not published.)

3 months Within a range of 80 basis points below to 20 basis points above the 3-month LIBOR rate.

6 months Within a range of 80 basis points below to 20 basis points above the 6-month LIBOR rate.

12 months Within a range of 80 basis points below to 20 basis points above the 12-month LIBOR rate.

24 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate.

36 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate.

For investments from $250,000 to $999,999 initial rates for specific terms are determined as follows:

1 month Within a range of 100 basis points below to 0 basis points above the 1-month LIBOR rate.

2 months Within a range of 100 basis points below to 0 basis points above the 1-month LIBOR rate. (A 2-month LIBOR rate is not published.)

3 months Within a range of 100 basis points below to 0 basis points above the 3-month LIBOR rate.

6 months Within a range of 100 basis points below to 0 basis points above the 6-month LIBOR rate.

12 months Within a range of 100 basis points below to 0 basis points above the 12-month LIBOR rate.

24 months Within a range of 70 basis points below to 30 points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months Within a range of 70 basis points below to 30 points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For investments of $100,000 to $249,999, initial rates for specific terms are determined as follows:

PAGE 12
1 month Within a range of 175 basis points below to 75 basis points below the 1-month LIBOR rate.

2 months Within a range of 175 basis points below to 75 basis points below the 1-month LIBOR rate. (A 2-month LIBOR rate is not published.)

3 months Within a range of 175 basis points below to 75 basis points below the 3-month LIBOR rate.

6 months Within a range of 175 basis points below to 75 basis points below the 6-month LIBOR rate.

12 months Within a range of 175 basis points below to 75 basis points below the 12-month LIBOR rate.

24 months Within a range of 145 basis points below to 45 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months  Within a range of 145 basis points below to 45 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For example, if the LIBOR rate published on the date rates are determined with respect to a 6-month deposit is 6.50%, the rate declared on a 6-month IDS Investors Certificate greater than $250,000 would be between 5.50% and 6.50%. If the LIBOR rate published for a given week with respect to 12-month certificates is 7.00%, the Issuer's rates in effect that week for the 24- and 36-month IDS Investors Certificates greater than $250,000 would be between 6.30% and 7.30%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by the Issuer is published in The Wall Street Journal.

Rates for new purchases are reviewed and may change daily. The guaranteed rate that is in effect for your chosen term on the day your application is accepted at the Issuer's corporate office in Minneapolis, Minnesota, U.S.A. will apply to your certificate. The interest rates printed in the front of this prospectus may or may not be in effect on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above. You may obtain the current interest rates by calling your AEBI or Coutts representative.

In determining rates based on the amount of your investment, the Issuer may offer a rate based on your aggregate investment determined by totaling only the amounts invested in each certificate that has a current balance exceeding a specified level. The current balance considered in this calculation may be exclusive of interest. Part of the balance may be required to be invested in terms of a specified minimum length. The certificates whose balances are aggregated must have identical ownership. The rate may be available only for a certificate whose current balance exceeds a specified level or that is offered through a specified distributor or selling agent.

Interest rates for the term you have selected will not change once the term has begun.

Rates for future terms

Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates for subsequent terms, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, the Issuer has complete discretion as to what interest rates it will declare beyond the initial term. The Issuer will send you notice at the end of each term of the rate your certificate will earn for the new term. You have a 15-day grace period to withdraw your certificate without a withdrawal charge.
If LIBOR is no longer publicly available or feasible to use, the Issuer may use another, similar index as a guide for setting rates.

Additional Investments

You may add to your investment when your term ends. If your new term is a one-month term, you may add to your investment on the first day of your new term (the renewal date) or the following business day if the renewal date is a non-business day. If your new term is greater than one month, you may add to your investment within the 15 days following the end of your term. A $25,000 minimum additional investment is required, payable in U.S. currency. Your confirmation will show the applicable rate. However, unless you receive prior approval from the Issuer, your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $5 million. Additional investments of at least $25,000 may be made by bank wire.

The Issuer must receive your additional investment within the 15 days following the end of a certificate's current term (unless your new investment is a one-month term), if you wish to increase your principal investment as of the first day of the new term. Interest accrues from the first day of the new term or the day your additional investment is accepted by the Issuer, whichever is later, at the rate then in effect for your account. If your new term is a one-month term, your additional investment must be received by the end of the certificate's current term.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment PAGE 14 increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the Issuer accepts the additional investment.

Earning interest

At the end of each certificate month, interest is compounded and credited to your account. A certificate month is the monthly anniversary of the issue date. Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The amount of interest you earn each certificate month is determined by applying the interest rate then in effect to the daily balance of your certificate, and subtracting from that total the interest accrued on any amount withdrawn during the month. Interest is calculated on a 360-day year basis. This means interest is calculated on the basis of a 30-day month even though terms are determined on a calendar month.

How to invest and withdraw funds

Buying your certificate

This certificate is available only to AEBI clients who are neither citizens nor residents of the United States, and to U.S. trusts organized under the laws of any state in the United States, so long as the following are true:

o the trust is unconditionally revocable by the grantor or grantors (the persons or persons who put the money into the trust);

o    there are no more than 10 grantors of the trust;

o all the grantors are neither citizens nor residents of the United States;

o each grantor provides an appropriately certified Form W-8 (or approved substitute), as described under "Tax Treatment of Your Investment;"

o the trustee of the trust is a bank organized under the laws of the United States or any state in the United States; and

o the trustee supplies IDS Certificate Company with appropriate tax documentation.

The certificate is available through AEBI offices located in Florida and New York, and to the limited extent as described in the section "Selling Agreements with AEBI and Coutts," through a Coutts office located in California. An AEBI or Coutts representative will help you prepare your purchase application. The Issuer will process the application at our corporate offices in Minneapolis, MN, U.S.A. When your application is accepted and we have received your initial investment, we will send you a confirmation of your PAGE 15 purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Important: When opening an account, you must provide the Issuer with a Form W-8 or approved substitute. See "Taxes on your earnings."

Purchase policies:

o You have 15 days from the date of purchase to cancel your investment without penalty by notifying your AEBI or Coutts representative, or by writing or calling the Client Service Organization at the address or phone number on the cover of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o The Issuer has complete discretion to determine whether to accept an application and sell a certificate.

Full and partial withdrawals

You may receive all or part of your money at any time.  However:

o Full and partial withdrawals of principal are subject to penalties, described below.

o    Partial withdrawals during a term must be at least
     $10,000. You may not make a partial withdrawal if it would reduce your certificate balance to less than $100,000. If you request such a withdrawal, we will contact you for revised instructions.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o Withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn.
     You'll get the best result by timing a withdrawal at the end of the certificate month.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

Penalties for early withdrawal during a term:

When you request a full or partial withdrawal, we pay the amount you request:

o    first from interest credited during the current term

o    then from the principal of your certificate.

Any additional investments or withdrawals during a term are added to or deducted from the principal and are used in determining any withdrawal charges.
PAGE 16
Withdrawal penalties: For withdrawals during the term of more than the interest credited that term, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a six-month term. Four months later assume you have earned $27,000 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money, the Issuer has to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $27,000 paid to you is interest earned that term, and the remaining $73,000 paid to you is principal. The Issuer would send you a check for $100,000 and deduct a withdrawal charge of $1,460 (2% of $73,000) from the remaining balance of your certificate. Your new balance would be $925,540.

Total investments                                        $1,000,000

Interested credited                                      $   27,000

Total balance                                            $1,027,000

Requested check                                            $100,000

Credited interest withdrawn                               ( 27,000)

Withdrawal charge percent                                        2%

Actual withdrawal charge                                     $1,460

Balance prior to withdrawal                              $1,027,000

Requested withdrawal check                               ($100,000)

Withdrawal charge                                          ($1,460)

Total balance after withdrawal                             $925,540

Additionally, if you make a withdrawal during a certificate month, you will not earn interest for the month on the amount withdrawn.

For more information on withdrawal charges, talk with your AEBI or Coutts representative.

When your certificate term ends

Shortly before the end of the term you have selected for your certificate, the Issuer will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends, the Issuer will automatically renew your certificate for the same term unless you notify your AEBI or Coutts representative otherwise. If you wish to select a different term, you must notify your representative in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a PAGE 17 confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term.

For most terms, you may also add to your investment within the 15 calendar days following the end of your term. See "Additional investments" under "About the Certificate."

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. A check may be mailed earlier if your bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Transferring Certificate Ownership

While this instrument is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to AEBI or another American Express Company affiliate or to Coutts as collateral security. Your AEBI or Coutts representative can help you transfer ownership.

Giving Instructions and Written Notification

Your AEBI or Coutts representative will be happy to handle instructions concerning your account. Written instructions may be provided to either your representative's office or directly to the Issuer.

Proper written notice to your AEBI or Coutts representative or the Issuer must:

o be addressed to your AEBI or Coutts office or the Issuer's corporate office, in which case it must identify your AEBI or Coutts office,

PAGE 18
o include your account number and sufficient information for the Issuer to carry out your request, and

o    be signed and dated by all registered owners.

The Issuer will acknowledge your written instructions. If your instructions are incomplete or unclear, you will be contacted for revised instructions.

In the absence of any other written mandate or instructions you have provided to AEBI or Coutts, you may elect in writing, on your initial or any subsequent purchase application, to authorize AEBI or Coutts to act upon the sole verbal instructions of any one of the named owners, and in turn to instruct the Issuer with regard to any and all actions in connection with the certificate referenced in the application as it may be modified from time to time by term changes, renewals, additions or withdrawals. The individual providing verbal instructions must be a named owner of the certificate involved. In providing such authorization you agree that the Issuer, its transfer agent, AEBI and Coutts will not be liable for any loss, liability, cost or expense arising in connection with implementing such instructions, reasonably believed by the Issuer, AEBI or Coutts, or their representatives, to be genuine. You may revoke such authority at any time by providing proper written notice to your AEBI or Coutts office.

All amounts payable to or by the Issuer in connection with this certificate are payable at the Issuer's corporate office unless you are advised otherwise.

Purchases By Bank Wire

You may wish to lock in a specific interest rate by using a bank wire to purchase a certificate. Your representative can instruct you about how to use this procedure. Using this procedure will allow you to start earning interest at the earliest possible time. The minimum that may be wired to purchase a new certificate is $100,000.

Wire orders will be accepted only in U.S. currency and only on days your bank, the Issuer and Norwest Bank Minneapolis are open for business. The payment must be received by the Issuer before 12 noon Central U.S.A. time to be credited that day. Otherwise, it will be processed the next business day. The wire purchase will not be made until the wired amount is received and the purchase is accepted by the Issuer. Wire transfers not originating from AEB are accepted by IDSC's corporate office only from banks located in the United States of America. Any delays that may occur in wiring the funds, including delays in processing by the banks, are not the responsibility of the Issuer. Wire orders may be rejected if they do not contain complete information.

While the Issuer does not charge a service fee for incoming wires, you must pay any charge assessed by your bank for the wire service. If a wire order is rejected, all money received will be returned promptly less any costs incurred in rejecting it.

PAGE 19
Tax treatment of your investment

Interest paid on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied the Issuer with Form W-8, Certificate of Foreign Status. Form W-8 must be supplied with both a current mailing address and an address of foreign residency, if different. The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). The Form W-8 must be resupplied every three calendar years. If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income will be reported at year end to you and to the U.S. Government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. We are required to attach your Form W-8 to the forms sent to the Internal Revenue Service (IRS). Your interest income will be reported to the IRS even though it is not taxed by the U.S. Government. The United States participates in various tax treaties with foreign countries. Those treaties provide that tax information may be shared upon request between the United States and such foreign governments.

Withholding taxes

If you fail to provide a Form W-8 as required above, you will be subject to backup withholding on interest payments and surrenders.

Estate tax

In the event of the death of a nonresident alien who owns a certificate, depending on the circumstances the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives at a minimum a statement in a form satisfactory to the Issuer, from persons that it reasonably believes are knowledgeable about and responsible for the deceased person's estate. The statement must inform the Issuer that, on the date of death, the estate did not include any property in the United States for U.S. estate tax purposes. In other cases, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives a transfer certificate from the IRS or evidence satisfactory to the Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim the certificate to satisfy estate taxes.

Trusts

If the investor is a trust described in "Buying your certificate" under "How to invest and withdraw funds," the policies and procedures described above will apply with regard to each grantor.

Invested and guaranteed by the Issuer

IDS Certificate Company, an American Express company, issues the
IDS Investors Certificate. The Issuer is by far the largest issuer PAGE 20 of face amount certificates in the United States, with total assets of more than $___ billion and a net worth in excess of $___ million on Dec. 31, 1995.

We back your certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners

o    various expenses, including taxes, fees to American Express
     Financial Corporation for advisory and other services and distribution fees to American Express Financial Advisors Inc.

For a review of significant events relating to our business, see
"Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money you deposit to individuals, businesses and other enterprises. Other financial institutions may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Investors Certificate is a security, its offer and sale are subject to regulation under United States federal and state securities laws. (It is a face-amount certificate--not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1995, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million.

Backed by our investments

The Issuer's investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1995.

Type of investment       Net amount invested

Corporate and other bonds            31%
Government agency bonds              27%
Preferred stocks                     23%
Mortgages                             9%
Municipal bonds                       5%
Cash and cash equivalents             5%
PAGE 21
More than 95% of the Issuer's securities portfolio (bonds and preferred stocks) are rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of the Issuer's investments are on deposit with American Express Trust Company, Minneapolis, although the Issuer also maintains separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of American Express Financial Corporation (AEFC). Copies of the Issuer's Dec. 31, 1995 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio--among what types of investments in what amounts--the officers and directors of the Issuer use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Purchasing securities on margin:

The Issuer will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities:

The Issuer has not and does not intend to purchase or sell commodities or commodity contracts.

Underwriting:

The Issuer does not intend to engage in the public distribution of securities issued by others. However, if the Issuer purchases unregistered securities and later resells them, the Issuer may be considered an underwriter under federal securities laws.

Borrowing money:

From time to time the Issuer has established a line of credit if management believed borrowing was necessary or desirable. While a line of credit does not currently exist, it may be established again in the future. The Issuer may pledge some of its assets as security. The Issuer may occasionally use repurchase agreements as a way to borrow money. Under these agreements, the Issuer sells debt securities to its lender, and repurchases them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate:

The Issuer may invest directly in real estate, though we have not generally done so in the past. The Issuer does invest in mortgage loans.
PAGE 22
Lending securities:

The Issuer may lend some of its securities to broker-dealers and receive cash equal to the market value of the securities as collateral. The Issuer invests this cash in short-term securities. If the market value of the securities goes up, the borrower pays the Issuer additional cash. During the course of the loan, the borrower makes cash payments to the Issuer equal to all interest, dividends and other distributions paid on the loaned securities. The Issuer will try to vote these securities if a major event affecting the investment is under consideration.

When-issued securities:

Most of the Issuer's investments are in debt securities, some of which are purchased on a when-issued basis. It may take as long as 45 days or more before these securities are issued and delivered to the Issuer. The Issuer generally does not pay for these securities or start earning on them until delivery. The Issuer has established procedures to ensure that sufficient cash is available to meet when-issued commitments.

Financial transactions:

The Issuer buys or sells various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. The Issuer buys interest rate caps for hedging purposes. These pay a return if interest rates rise above a specified level. The Issuer may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with the Issuer's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative.

Illiquid securities: A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% illiquid securities limit, IDSC will use statutory accounting. This means that, for this purpose, the portfolio will be valued in accordance with applicable investment statutes rather than generally accepted accounting principles.

PAGE 23
Restrictions:

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between the Issuer and AEFC

The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company (IDSC) on April 2, 1984.

Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company and organizer, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. The Issuer and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager in investments in mortgages and securities. As of Dec. 31, 1995, AEFC managed investments, including its own, of more than $___ billion. American Express Financial Advisors Inc. provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than ___ offices and more than ____ financial advisors. American Express Financial Advisors Inc. financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other business including:

o travel related services (including American Express Card(R) and Travelers Cheque operations through American Express
     Travel Related Services Company, Inc. and its subsidiaries), and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

American Express Financial Advisors Inc. is not a bank, and the securities offered by it, such as face amount certificates issued PAGE 24 by IDSC, are not backed or guaranteed by any bank, nor are they insured by the FDIC.

Capital structure and certificates issued.

The Issuer has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of Dec. 31, 1995, the Issuer had issued (in face amount)
$______________ of installment certificates and $______________ of single payment certificates.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment adviser and is responsible for:

o    providing investment research,
o    making specific investment recommendations, and
o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. The Issuer's agreement with AEFC requires annual renewal by the Issuer's board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, the Issuer pays AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets):

Advisory and services fee computation:

Included assets               Percentage of total book value

First $250 million       0.75%
Next 250 million              0.65%
Next 250 million              0.55%
Next 250 million              0.50%
Any amount over $1 billion    0.45%

Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an advisory or a service fee.

Advisory and services fees for past three years:

Percentage of
Year Total fees               included assets

1995  $                          %
1994 $13,565,432         0.51%
1993 $15,036,091         0.50%

PAGE 25
Estimated advisory and services fees for 1996 are $__________.

Other expenses payable by the Issuer:

The Investment Advisory and Services Agreement provides that the issuer will pay:

o    costs incurred in connection with real estate and mortgages,
o    taxes,
o    depository and custodian fees,
o    brokerage commissions,
o fees and expenses for services not covered by other agreements and provided to us at the Issuer's request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC,
o fees and expenses of the Issuer's directors who are not officers or employees of American Express Financial Corporation,
o provision for certificate reserves (interest accrued on certificate owner account), and
o expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc., the Issuer pays an annualized fee equal to 1% of the amount outstanding for the distribution of this certificate. Payments are made at the end of each term on certificates with a 1-, 2- or 3-month term. Payments are made each quarter from issuance date on certificate with a 6-, 12-,24- or 36-month term.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $__________ during the year ended Dec. 31, 1995. The Issuer expects to pay American
Express Financial Advisors Inc. distribution fees amount to $__________ during 1996.

See Note 1 to financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to the Issuer. The Issuer's board of directors, including a majority of directors who are not interested persons of AEFC or IDSC, approved this distribution agreement.

Selling Agreements with AEBI and Coutts

In turn, under Selling Agent Agreements with AEBI and Coutts,
American Express Financial Advisors compensates each for their services as Selling Agents of this certificate as follows:

AEBI is paid an annualized fee ranging from 0.50% to 1.25% of the reserve balance of each certificate, depending on the amount PAGE 26 outstanding for each such certificate, with this exception: The fee will be 0.30% of the reserve balance of each certificate with an amount outstanding of $5 million or more when:

o the aggregate reserve balance for that certificate, and any other certificate with identical ownership and an amount outstanding of $5 million or more, is at least $20 million, and

o at least $5 million of this aggregate reserve balance is invested for a term of 12 months or longer.

Coutts is paid an annualized fee ranging from 0.425% to 0.68% of the reserve balance of each certificate owned by a client who is a former client of AEBI, depending on the amount outstanding for each certificate. These clients must have continuously owned a certificate since Nov. 10, 1994. Coutts is also compensated on additional investments and exchanges made by such clients to other certificates only to the extent that clients have the right to make additional investments or exchanges.

American Express Financial Advisors has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors and other Edge Act corporations. For these services, American Express Financial Advisors pays AEBI a fee for this certificate ranging from 0.075% to 0.12% of the reserve balance of each certificate, depending on the amount outstanding for each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made periodically in arrears.

These fees are not assessed to your certificate account.

Employment of other American Express affiliates

AEFC may employ affiliates of American Express Company as executing broker for the Issuer's portfolio transactions only if:

o it is determined that the prices and executions are at least as favorable as those offered by qualified independent brokers performing similar services;
o the affiliate charges commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and
o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

The Issuer's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president.

PAGE 27
The Issuer paid a total of $______ during 1995 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943
Director since 1987

President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929
Director since 1989

Former vice president and group executive, Industrial Systems, with Honeywell Inc. Retired 1989.

Edward Landes
Born in 1919
Director since 1984

Development consultant. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck Ph.D.
Born in 1926
Director since 1987

Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills Inc. since 1970. Retired 1987.

James A. Mitchell*
Born in 1941
Director since 1994

Chairman of the board of directors since 1994. Executive vice president - marketing and products of AEFC since 1994. Senior vice president - insurance operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916
Director since 1968

Gordon H. Ritz
Born in 1926
Director since 1968

President, Con Rad Broadcasting Corp. Director, Sunstar Foods and Mid-America Publishing.

PAGE 28
Stuart A. Sedlacek*
Born in 1957
Director since 1994

President since 1994. Vice president - assured assets of AEFC since 1994. Vice president and portfolio manager from 1988 to 1994. Executive vice president - assured assets of IDS Life
Insurance Company since March 1994.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Stuart A. Sedlacek
Born in 1957
President since 1994

Morris Goodwin Jr.
Born in 1951
Vice president and treasurer since 1989.

Vice president and corporate treasurer of AEFC since 1989. Chief financial officer and treasurer of American Express Trust Company from 1988 to 1989.

Timothy S. Meehan
Born in 1957
Secretary since 1995.

Secretary of AEFC and American Express Financial Advisors Inc.
since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951
Vice president-investments since 1994.

Vice President - insurance investments of AEFC since 1989. Vice president, investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957
Vice president and controller of IDS Certificate Company since
1994.

Manager of investment accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951
Vice president and general counsel since 1993

Counsel to AEFC since 1992.  Associate counsel from 1987 to 1992.

PAGE 29
F. Dale Simmons
Born in 1937
Vice president - Real Estate Loan Management since 1993

Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

The Issuer has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Auditors

A firm of independent auditors audits the Issuer's financial statements at the close of each fiscal year (Dec. 31st). Copies of the annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended December 31, 1995. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company.

PAGE 30
About AEBI

AEBI is an Edge Act corporation organized under the provisions of
Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of December 31, 1995, AEBI had total assets of $___ million and total equity of $___ million.

Coutts is an Edge Act corporation organized under the provisions of
Section 25(a) of the Federal Reserve Act. It is an indirect wholly owned subsidiary of NatWest PLC. As an Edge Act corporation, Coutts is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

Although AEBI and Coutts are banking entities, the IDS Investors Certificate is not a bank product, nor is it backed or guaranteed by AEBI or Coutts, by AEBL, by NatWest PLC or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

About American Express Company

American Express Company is a financial services company principally engaged through subsidiaries in the following businesses in addition to AEFC:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries),
o    investment and asset management services,
o international banking services (through American Express Bank Ltd. and its subsidiaries).

American Express Company's executive offices are located at American Express Tower, World Financial Center, New York, NY 10285.

PAGE 31
Additional information about IDS Investors Certificate

Issuer:
     IDS Certificate Company
     Executive Offices
     IDS Tower 10
     Minneapolis, MN  55440-0010

Independent Auditors:
     Ernst and Young LLP
     1400 Pillsbury Center
     Minneapolis, MN  55402

Central Depository:
     American Express Trust Company
     1200 Northstar Center West
     Minneapolis, MN  55402

Investment Manager:
     American Express Financial Corporation Inc.
     IDS Tower 10
     Minneapolis, MN  55440-0010

Distributor:
     American Express Financial Advisors Inc.
     IDS Tower 10
     Minneapolis, MN  55440-0010

Selling Agents:
     American Express Bank International
     American Express Tower
     World Financial Center
     New York, NY  10285-2300

     Coutts & Co (USA) International
     421 North Rodeo Drive
     Penthouse 1
     Beverly Hills, CA  90210-4539
PAGE 32

(Outside back cover)

Quick telephone reference

Selling Agent:

American Express Bank International

Region offices

101 East 52nd Street
29th Floor
New York, NY  10022
(212) 415-9500

1221 Brickell Avenue
8th Floor
Miami, FL  33131
(305) 350-7750

Selling agent

Coutts & Co. (USA) International
421 North Rodeo Drive
Penthouse 1
Beverly Hills, CA  90210
(310) 858-2924

American Express Financial Advisors Inc.

IDS Investors Certificate
IDS Tower 10
Minneapolis, MN 55440-0010

PAGE 33
             PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS
Item
Number
Item 13.  Other Expenses of Issuance and Distribution.

          The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14.  Indemnification of Directors and Officers.

          The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

          The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15.  Recent Sales of Unregistered Securities.

     (a)  Securities Sold

Period of sale         Title of securities        Amount sold
1992                   IDS Special Deposits       $29,753,590.00
1993                   IDS Special Deposits         8,367,601.13
1994                   IDS Special Deposits        18,013,424.38
1995                   IDS Special Deposits        56,855,953.53

     (b)  Underwriters and  other purchasers

IDS Special Deposits are marketed by American Express Bank Ltd.
(AEBL), an affiliate of IDS Certificate Company, to private banking clients of AEBL in the United Kingdom.

     (c)  Consideration

All IDS Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEBL were $147,146.65 in 1992, $153,318.21 in 1993, $88,686.14 in 1994, and $172,633.41 in 1995.

PAGE 34
     (d)  Exemption from registration claimed

IDS Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEBL in the United Kingdom to persons who are not U.S. persons, as defined in Regulation S.

Item 16.  Exhibits and Financial Statement Schedules.

     (a)  The following exhibits to this Post-Effective Amendment
          No. 11 to Registration Statement No. 33-26844 are incorporated herein by reference or attached hereto:

          1. (a) Copy of Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement for the American Express International Investment Certificate (now called, the IDS Investors Certificate), is incorporated herein by reference.

               (b) Form of the Distribution Agreement for the American Express Savings Certificate between the Registrant and American Express Service Corporation, filed electronically as Exhibit 1(b) to the Registration Statement for the American Express International Investment Certificate (now called, the IDS Investors Certificate), is incorporated herein by reference.

               (c)(c)Selling Agent Agreement dated June 1, 1990
                    between American Express Bank International and IDS Financial Services Inc. for the IDS Investors Certificate, filed electronically as
                    Exhibit 1 to the Pre-Effective Amendment 2 to Registration Statement No. 33-26844 for the IDS Investors Certificate is incorporated herein by reference.

               (d) Amendment to the Selling Agent Agreement dated Dec. 12, 1994 between American Express Bank International and IDS Financial Services Inc. for the IDS Investors Certificate is filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 9 to Registration Statment No. 33-26844 for IDS Investors Certificate is incorporated herein by reference.

               (e) Selling Agent Agreement dated Dec. 12, 1994 between American Express Bank International,
                    Coutts & Co (USA) International and IDS
                    Financial Services Inc. for the Investors
                    Certificate is filed electronically.  As
                    Exhibit 1(e) to Post-Effective Amendment No. 9 to Registration Statment No. 33-26844 for IDS
PAGE 35
                    Investors Certificate is incorporated herein by reference.

               (f) Consulting Agreement dated Dec. 12, 1994 between American Express Bank and IDS Financial Services Inc. for the IDS Investors Certificate is filed electronically. As Exhibit 1(f) to Post-Effective Amendment No. 9 to Registration Statment No. 33-26844 for IDS Investors Certificate is incorporated herein by reference.

               (g) Marketing Agreement dated October 10,1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

          2.   Not Applicable.

          3.   (a)  Certificate of Incorporation, dated December
                    31, 1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 2 to
                    Registration Statement No. 2-95577, is
                    incorporated herein by reference.

               (b) Certificate of Amendment, dated February 29, l984, filed electronically as Exhibit 3(b) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

               (c)  By-Laws, dated December 31, 1977, filed
                    electronically as Exhibit 3(c) to Post-
                    Effective Amendment No. 2 to Registration
                    Statement No. 2-95577, is incorporated herein by reference.

          4.   Not applicable.

          5.   Not applicable.

          6 through 9. -- None.

          10. (a) Investment Advisory and Services Agreement between Registrant and IDS/American Express Inc., dated January 12, 1984, filed electronically as Exhibit 10(a) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

               (b) Depository and Custodial Agreement, between IDS Certificate Company and IDS Trust Company dated September 30, 1985, filed electronically as
                    Exhibit 10(b) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.
PAGE 36
               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.
(a)  Continued

               (c) Loan Agreement between Registrant and Investors Syndicate Development Corporation, dated October 13, 1970, filed electronically as
                    Exhibit 10(c) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

               (d) Agreement for the servicing of Residential Mortgage Loans between ISA and Advance Mortgage Company, Ltd., dated August 31, 1980, filed electronically as Exhibit 10(d) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

               (e) Agreement for the servicing of Commercial Mortgage Loans, between ISA and FBS Mortgage Corporation, dated October 1, 1980, filed electronically as Exhibit 10(e) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

               (f)  Agreement by and between Registrant and
                    Investors Diversified Services, Inc. (now IDS Financial Services Inc.) providing for the purchase by IDS of a block of portfolio securities from Registrant, filed as Exhibit -
                    10.5 to the September 30, 1981 quarterly report on Form 10-Q of Alleghany Corporation, is incorporated herein by reference.

               (g) Transfer Agent Agreements for the servicing of the American Express Savings Certificate filed electronically as Exhibit 10(g) to Pre-Effective Amendment No. 1 to Registration Statement No. 33-25385, are incorporated herein by reference.

               (h) Foreign Deposit Agreement dated November 24, 1990, between Registrant and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

          11 through 24. -- None.

               25.  (a)  Officers' Power of Attorney, dated May 17,
                         1994, filed electronically as Exhibit
                         25(a) to Post-Effective Amendment No. 9 to
                         Registration Statement No. 2-95577, is
                         incorporated herein by reference.

PAGE 37
               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.
(a)  Continued

                    (b)  Directors' Power of Attorney, dated May
                         13, 1994, filed electronically as Exhibit
                         25(b) to Post-Effective Amendment No. 9 to
                         Registration Statement No. 2-95577, is
                         incorporated herein by reference.

          26 through 28.  --  None.

               (b) The financial statement schedules for IDS Certificate Company, filed electronically as
                    Exhibit 16(b) to Post-Effective Amendment No. 37 to Registration Statement No. 2-55252 for Series D-1 Investment Certificate, are incorporated by reference herewith.

Item 17.  Undertakings.

          Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc., (formerly, IDS Financial Services Inc.) as underwriter, and American Express Bank International and Coutts & Co
          (USA) International, as selling agents, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by their respective agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of their respective agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc., American Express Bank International and Coutts & Co (USA) International will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the respective agents of American Express Financial Advisors Inc., American Express Bank International, and Coutts & Co (USA) International to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

PAGE 38
                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 26th day of January, 1996.

                               IDS CERTIFICATE COMPANY

                               By /s/ Stuart A. Sedlacek*
                                      Stuart A. Sedlacek, President

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities on the 26th day of January, 1996.

Signature                                    Capacity

/s/ Stuart A. Sedlacek* **                   President and Director
    Stuart A. Sedlacek                       (Principal Executive
                                              Officer)

/s/ Morris Goodwin*                          Vice President and
    Morris Goodwin                           Treasurer
                                             (Principal Financial
                                              Officer)


/s/ Jay C. Hatlestad*                        Vice President and
    Jay C. Hatlestad                         Controller
                                             (Principal Accounting
                                              Officer)


/s/ David R. Hubers**                        Director
    David R. Hubers

/s/ Charles W. Johnson**                     Director
    Charles W. Johnson

/s/ Edward Landes**                          Director
    Edward Landes


Signatures continued on next page.

PAGE 39
Signatures continued from previous page.


Signature                                    Capacity


/s/ John V. Luck**                           Director
    John V. Luck

/s/ James A. Mitchell**                      Chairman of the Board
    James A. Mitchell                        of Directors and
                                             Director


/s/ Harrison Randolph**                      Director
    Harrison Randolph


/s/ Gordon H. Ritz**                         Director
    Gordon H. Ritz


*Signed pursuant to Officers' Power of Attorney dated May 17, 1994 filed electronically as Exhibit 25(a) to Post-Effective Amendment
No. 10, to Registration Statement No. 33-26844 is incorporated herein by reference.



__________________________________
  Bruce A. Kohn


**Signed pursuant to Directors' Power of Attorney dated May 13,
1994 filed electronically as Exhibit 25(b) to Post-Effective
Amendment No. 10 to Registration Statement No. 33-26844 is incorporated herein by reference.



__________________________________
  Bruce A. Kohn

PAGE 40
CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 11 TO REGISTRATION
STATEMENT NO. 33-26844


Cover Page

Cross-reference sheet

Prospectus

Part II Information

Signatures